UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2013

ENCORE CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26489	48-1090909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3111 Camino Del Rio North, Suite 1300, San Diego, California	92108
(Address of Principal Executive Offices)	(Zip Code)

(877) 445-4581

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On March 6, 2013, Encore Capital Group, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Pinnacle Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Asset Acceptance Capital Corp., a Delaware corporation (“Asset”), pursuant to which Merger Sub will merge with and into Asset, and the separate corporate existence of Merger Sub will cease, and Asset will continue as the surviving corporation and wholly owned subsidiary of the Company (the “Merger”). The Merger Agreement has been approved by the board of directors of each of the Company and Asset.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of Asset common stock will be converted automatically into, and will represent the right to receive, the following consideration:

Each share of Asset common stock with respect to which an election to receive cash (a “Cash Election”) has been made will be converted, subject to adjustment in accordance with the terms of the Merger Agreement, into the right to receive an amount in cash equal to $6.50 without interest (the “Cash Consideration”).

Each share of Asset common stock with respect to which an election to receive stock consideration (a “Stock Election”) has been made will be converted, subject to adjustment in accordance with the terms of the Merger Agreement, into the right to receive 0.2162 validly issued, fully paid and nonassessable shares of the common stock of the Company (together with any cash in lieu of fractional shares of Company common stock to be paid pursuant to the Merger Agreement, the “Stock Consideration”); provided, however, that no more than 25% of the issued and outstanding shares of Asset common stock may be exchanged for shares of the common stock of the Company (the “Maximum Stock Election”) and any shares of Asset common stock elected to be exchanged for shares of the common stock of the Company above the Maximum Stock Election will be subject to proration as provided in the Merger Agreement.

Each share of Company Common Stock with respect to which neither a Cash Election nor a Stock Election has been effectively made, will be converted, subject to adjustment in accordance with the terms of the Merger Agreement, into the right to receive the Cash Consideration.

Pursuant to the terms of the Merger Agreement, each option to acquire shares of Asset common stock outstanding at the effective time of the Merger (whether or not then vested or exercisable) will be cancelled and terminated at the effective time of the Merger in exchange for the right to receive a cash amount equal to the product of (i) the total number of shares of Asset common stock subject to the option immediately prior to the effective time of the Merger multiplied by (ii) the excess, if any, of the Cash Consideration over the exercise price per share of Asset common stock underlying such option; provided, that if the exercise price per share of any such option is equal to or greater than the Cash Consideration, such option will be canceled without any payment or other consideration being made in respect of such option. Each restricted stock unit and each deferred stock unit, with respect to shares of Asset common stock and outstanding at the effective time of the Merger, will be cancelled and entitle the holder thereof to receive from Asset, in full settlement of such equity award, a cash amount equal to the product of (i) the Cash Consideration and (ii) the total number of shares of Asset common stock subject to such restricted stock unit or deferred stock unit, as the case may be.

Consummation of the Merger is subject to the approval of Asset’s stockholders. In addition, the Merger is subject to other customary closing conditions, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Each party’s obligations to complete the Merger is also subject to the accuracy of representations and warranties of, and compliance with covenants by, the other party, in each case as set forth in the Merger Agreement.

The Company and Asset have made customary representations, warranties and covenants in the Merger Agreement, including, among other things, covenants by Asset (i) with respect to the conduct of its business during the interim period between the execution of the Merger Agreement and consummation of the Merger and (ii) not to engage in certain kinds of transactions during such period. Until March 27, 2013, the Company has agreed that Asset has the right to solicit, initiate, encourage and facilitate, whether publicly or otherwise, takeover proposals or to enter into discussions concerning, or provide confidential information in connection with, any such takeover proposal, in each case with certain previously identified parties; provided that following such date, Asset has agreed to not directly or indirectly solicit takeover proposals or, subject to certain exceptions with respect to any takeover proposal that is, or is reasonably likely to be, a superior proposal, to enter into discussions concerning, or provide confidential information in connection with, any alternative takeover proposal.

The Merger Agreement contains certain termination rights for both the Company and Asset, including, but not limited to, in the event that (i) the Merger is not consummated by August 7, 2013 (subject to an automatic extension to October 7, 2013 if all conditions other than those related to regulatory approvals and the absence of injunctions have been satisfied), (ii) Asset’s stockholders do not adopt the Merger Agreement, (iii) an injunction permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger becomes final and nonappealable, (iv) either party breaches its obligations or representations in a manner that cannot be cured by the termination date of the Merger Agreement, (v) Asset changes its recommendation to stockholders to adopt the Merger Agreement or breaches its agreement with respect to the solicitation of takeover proposals, or (vi) Asset grants a waiver or release, or determines not to enforce certain standstill agreements. The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, Asset would be required to pay the Company a termination fee of up to approximately $7.0 million.

The Merger Agreement contains representations and warranties that the parties have made to each other as of specific dates. Except for their status as contractual documents that establish and govern the legal relations among the parties to the Merger Agreement described therein, the Merger Agreement is not intended to be a source of factual, business or operational information about any of the parties thereto. The representations and warranties contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed between the parties, including being qualified by disclosures between those parties. The representations and warranties in the Merger Agreement may have been made to allocate risks among the parties thereto, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts. Furthermore, the representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The assertions embodied in such representations and warranties are qualified by information contained in disclosure schedules to the Merger Agreement that the parties exchanged in connection with the execution of the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Asset’s public disclosures.

Voting Agreement

On March 6, 2013, AAC Quad-C Investors LLC (the “Supporting Stockholder”) and the Company entered into a Voting Agreement (the “Voting Agreement”) with respect to the Merger, which generally requires that the Supporting Stockholder, in its capacity as stockholder of Asset, vote all of its shares of Asset common stock in favor of the Merger and against any alternative transactions and generally prohibits the Supporting Stockholder from transferring its shares of Asset common stock prior to the consummation of the Merger. The Voting Agreement will terminate upon the earlier of (i) the consummation of the Merger, (ii) the termination of the Merger Agreement in accordance with its terms, or (iii) the making of any change, by amendment, waiver or other modification to any provision of the Merger Agreement that (x) decreases the amount or changes the form of the consideration or imposes any restrictions or additional conditions on the receipt of the consideration to the stockholders of the Company or (y) is otherwise materially adverse to the Supporting Stockholder, and which change, amendment, waiver or modification is not revised to the reasonable satisfaction of the Supporting Stockholder.

The Merger Agreement and Voting Agreement are attached hereto as Exhibit 2.1 and Exhibit 10.1, respectively, and are incorporated herein by reference. The descriptions of the Merger Agreement and the Voting Agreement set forth above do not purport to be complete and each is qualified in its entirety by reference to the provisions of the Merger Agreement and the Voting Agreement as applicable.

Item 8.01.	Other Events.

On March 6, 2013, the Company issued a joint press release announcing the Merger. The press release is attached hereto as Exhibit 99.1. In addition, the Company hosted a conference call to discuss the Merger. A transcript of the conference call is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated March 6, 2013, by and among Encore Capital Group, Inc., Pinnacle Sub, Inc. and Asset Acceptance Capital Corp.

10.1	Voting Agreement dated March 6, 2013, by and between Encore Capital Group, Inc. and AAC Quad-C Investors LLC.

99.1	Press Release issued by Encore Capital Group, Inc. on March 6, 2013.

99.2	Transcript of Conference Call held on March 6, 2013.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements concerning the proposed transactions with Asset, the financial and business impact of such transactions, management’s beliefs and objectives with respect thereto, and management’s current expectations for future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions or other words of similar meaning are intended to identify those assertions as forward-looking statements. It is uncertain whether the events anticipated will transpire, or if they do occur what impact they will have on the results of operations and financial condition of the Company, Asset or of the combined company. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including but not limited to the ability of the parties to satisfy the conditions precedent and consummate the proposed transactions, the timing of consummation of the proposed transactions, the ability of the parties to secure regulatory approvals in a timely manner or on the terms desired or anticipated, the ability of the Company to integrate Asset, the ability to implement the anticipated business plans following closing and achieve anticipated benefits and savings, and the ability to realize opportunities for growth. Other important economic, political, regulatory, legal, technological, competitive and other uncertainties are identified in the documents filed with the Securities and Exchange Commission (the “SEC”) by the Company and Asset from time to time, including their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements included herein are made only as of the date hereof. Neither the Company nor Asset undertakes any obligation to update the forward-looking statements included herein to reflect subsequent events or circumstances.

Additional Information about the Proposed Transactions and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, the Company and Asset will file with the SEC a registration statement on Form S-4 that will include a proxy statement of Asset and a prospectus of the Company, as well as other relevant documents concerning the proposed transaction. STOCKHOLDERS OF ASSET ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, ASSET AND THE PROPOSED TRANSACTION.

A free copy of the proxy statement/prospectus, as well as other filings containing information about the Company and Asset, may be obtained at the SEC’s internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from the Company at www.encorecapital.com under the tab “Investors,” and then under the heading “SEC Filings” or from Asset at www.assetacceptance.com under the tab “Investors,” and then under the heading “SEC Filings.” Copies of the proxy statement/prospectus can also be obtained, free of charge, by directing a request to the investor relations department of the Company or Asset at the following addresses:

Encore Capital Group, Inc.	Asset Acceptance Capital Corp.
3111 Camino Del Rio North, Suite 1300	28405 Van Dyke Ave.
San Diego, California 92108	Warren, Michigan 48093
Attention: Investor Relations/Director Finance & Treasury	Attention: Investor Relations
Phone: (858) 560-2600	Phone: (586) 983-7087
Email: adam.sragovicz@encorecapital.com	Email: marraf@assetacceptance.com

The Company, Asset and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the Company’s directors and executive officers is available in the Company’s proxy statement dated April 27, 2012, for its June 6, 2012 Annual Meeting of Stockholders. Information about Asset’s directors and executive officers is available in Asset’s proxy statement dated March 28, 2012, for its May 10, 2012 Annual Meeting of Stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Merger when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the Company or Asset using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: March 6, 2013	/s/ Paul Grinberg
Paul Grinberg
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger dated March 6, 2013, by and among Encore Capital Group, Inc., Pinnacle Sub, Inc. and Asset Acceptance Capital Corp.

10.1	Voting Agreement dated March 6, 2013, by and between Encore Capital Group, Inc. and AAC Quad-C Investors LLC.

99.1	Press Release issued by Encore Capital Group, Inc. on March 6, 2013.

99.2	Transcript of Conference Call held on March 6, 2013.

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